Exhibit 8.1
LIST OF CONSOLIDATED SUBSIDIARIES

JURISDICTION OF
NAME	INCORPORATION
POSCO E&C Co., Ltd.	Korea
Posteel Co., Ltd.	Korea
POSCON Co., Ltd.	Korea
POSCO Coated & Color Steel Co., Ltd.	Korea
POSCO Plant Engineering Co., Ltd.	Korea
POSCO ICT Co., Ltd.	Korea
POSCO Research Institute	Korea
Seung Kwang Co., Ltd.	Korea
POSCO Architecs Consultants Co., Ltd.	Korea
POSCO Specialty Steel Co., Ltd.	Korea
POSCO Machinery Co., Ltd.	Korea
POSTECH Venture Capital Corp.	Korea
POSCO Refractories & Environment Co., Ltd. (POSREC)	Korea
POSCO Terminal Co., Ltd.	Korea
Metapolis Co., Ltd.	Korea
POSMATE Co., Ltd.	Korea
Samjung Packing & Aluminum Co., Ltd.	Korea
POSCO Power Corp.	Korea
Postech 2006 Energy Fund	Korea
POSCORE Co., Ltd.	Korea
PHP Co., Ltd.	Korea
PNR Co., Ltd.	Korea
Megaasset Co., Ltd.	Korea
Daewoo Engineering Company	Korea
Universal Studio Resort Development Co., Ltd.	Korea
PoHang Fuel Cell Co., Ltd.	Korea
POSCOAST Co., Ltd.	Korea
DaiMyung TMS Co., Ltd.	Korea
POS-HiMetal Co., Ltd.	Korea
POSCO E&E	Korea
POSCO America Corporation (POSAM)	USA
POSCO Australia Pty. Ltd. (POSA)	Australia
POSCO Canada Ltd. (POSCAN)	Canada
POSCAN Elkview Coal Ltd.	Canada
POSCO Asia Co., Ltd. (POA)	China
VSC POSCO Steel Corporation (VPS)	Vietnam
Dalian POSCO-CFM Coated Steel Co., Ltd.	China
POSCO-CTPC Co., Ltd.	China
POSCO-JKPC Co., Ltd.	Japan
IBC Corporation	Vietnam
POSLILAMA Steel Structure Co., Ltd.	Vietnam
Zhangjiagang Pohang Stainless Steel Co., Ltd.	China
Guangdong Pohang Coated Steel Co., Ltd.	China
POSCO (Thailand) Co., Ltd.	Thailand
Myanmar-POSCO Steel Co., Ltd.	Myanmar
Zhangjiagang POSHA Steel Port Co., Ltd. (ZPSP)	China
POSCO-JOPC Co., Ltd.	Japan
POSCO Investment Co., Ltd.	China

JURISDICTION OF
NAME	INCORPORATION
POSCO-MKPC SDN. BHD.	Malaysia
Qingdao Pohang Stainless Steel Co., Ltd.	China
POSCO (Suzhou) Automotive Processing Center Co., Ltd.	China
POSEC-Hawaii Inc.	USA
POS-Qingdao Coil Center Co., Ltd.	China
POS-Ore Pty. Ltd.	Australia
POSCO-China Holding Corp.	China
POSCO-Japan Co., Ltd.	Japan
POSCO E&C (Zhangjiagang) Engineering & Consulting Co., Ltd.	China
POS-CD Pty. Ltd.	Australia
POS-GC Pty. Ltd.	Australia
POSCO-India Private Ltd.	India
POS-India Pune Steel Processing Centre Pvt. Ltd.	India
POSCO-JNPC Co., Ltd.	Japan
POSCO-Foshan Steel Processing Center Co., Ltd.	China
POSCO E&C (Beijing) Co., Ltd.	China
POS-MPC S.A. de C.V.	Mexico
Zhangjigang Pohang Port Co., Ltd.	China
POSCO-Vietnam Co., Ltd.	Vietnam
POSCO-Mexico Co., Ltd.	Mexico
POSCO-India Delhi Steel Processing Centre Pvt. Ltd	India
POS-NP Pty. Ltd.	Australia
POSCO-Vietnam Processing Center Co., Ltd.	Vietnam
POSCO (Chongqing) Automotive Processing Center Co., Ltd.	China
Suzhou POS-CORE Technology Co., Ltd.	China
POSCO JYPC Co., Ltd.	Japan
POSCO-Malaysia SDN. BHD.	Malaysia
POS-Minerals Corporation	USA
POSCO (Wuhu) Automotive Processing Center Co., Ltd.	China
&TV Communications	USA
POSCO-Philippine Manila Processing Center Inc.	Philippines
POSCO VST Co., Ltd.	Vietnam

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